Exhibit 99.1

           Take-Two Interactive Software, Inc. Receives NASDAQ Notice

    NEW YORK--(BUSINESS WIRE)--Nov. 3, 2006--Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced that it has received a NASDAQ Staff Determination letter indicating that the Company is not in compliance with the filing requirements for continued listing on The NASDAQ Stock Market as set forth in Marketplace Rules 4350(e) and 4350(g). Marketplace Rules 4350(e) and 4350(g) specify that the Company timely solicit proxies and hold its annual shareholders meeting.

    As previously announced, the Company received a notice of non-compliance from NASDAQ resulting from the Company's delay in filing its Quarterly Report on Form 10-Q for the quarter ended July 31, 2006 and the Company intends to file its Quarterly Report on Form 10-Q for such quarter as soon as practical after the Special Committee concludes its investigation of the Company's stock option grants and the Company and its independent auditors complete any related accounting review.

    A meeting with the NASDAQ Listing Qualifications Panel has been scheduled and the Company intends to address its plan for regaining compliance with Marketplace Rules. The Company's shares will remain listed under the ticker symbol TTWO on The NASDAQ Global Select Market pending a decision by the Panel.

    About Take-Two Interactive Software, Inc.

    Headquartered in New York City, Take-Two Interactive Software, Inc. is a global developer, marketer, distributor and publisher of interactive entertainment software games for the PC, PlayStation(R) game console, PlayStation(R)2 and PLAYSTATION(R)3 computer entertainment systems, PSP(R) (PlayStation(R)Portable) system, Xbox(R) and Xbox 360(TM) video game and entertainment systems from Microsoft, Nintendo GameCube(TM), Nintendo DS(TM) and Game Boy(R) Advance. The Company publishes and develops products through its wholly owned labels Rockstar Games, 2K and 2K Sports, and Global Star Software; and distributes software, hardware and accessories in North America through its Jack of All Games subsidiary. Take-Two also manufactures and markets video game accessories in Europe, North America and the Asia Pacific region through its Joytech subsidiary. The Company maintains sales and marketing offices in Cincinnati, New York, Toronto, Geneva, London, Paris, Munich, Madrid, Milan, Sydney, Breda (Netherlands), Auckland, Shanghai and Tokyo. Take-Two's common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

    All trademarks and copyrights contained herein are the property of their respective holders.

    Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These risks and uncertainties include the final conclusions of the Special Committee and the Board of Directors concerning matters related to the Company's stock option grants, including, but not limited to, the accuracy of the stated dates of option grants and whether all proper procedures were followed, the impact of any restatement of financial statements of the Company or other actions that may be taken or required as a result of such reviews; the timing of the completion of the Special Committee's investigation; and the possibility that the Special Committee's investigation or any governmental investigation may reveal issues that the Company does not currently realize exist. In addition, the investigation and possible conclusions of the Special Committee may require additional expenses to be recorded; may adversely affect the Company's ability to file required reports with the U.S. Securities and Exchange Commission ("SEC") on a timely basis, the Company's conclusions on the effectiveness of internal control over financial reporting and disclosure controls and procedures, and the Company's ability to meet the requirements of the NASDAQ Stock Market for continued listing of the Company's shares; and may result in claims and proceedings relating to such matters, including shareholder litigation and actions by the SEC and/or other governmental agencies and negative tax or other implications for the Company resulting from any accounting adjustments or other factors. Other important factors are described in the Company's Form 10-Q for the quarter ended April 30, 2006 in the section entitled "Risk Factors".

    CONTACT: Take-Two Interactive Software, Inc.
             Corporate Press / Investor Relations:
             Jim Ankner, 646-536-3006
             james.ankner@take2games.com